Exhibit 10.2

     FIRST AMENDMENT TO
Purchase Agreement and Escrow Instructions

between

Hope Mining and Milling Company

and

Aurelio Resources, Inc.

State of Arizona
September 11, 2006

FIRST AMENDMENT TO

Purchase Agreement and Escrow Instructions

This First Amendment to Purchase Agreement and Escrow Instructions is made as of September 11, 2006 ("Effective Date") between Hoope Mining and Milling company, and Arizona corporation, (“Hope”), Aurelio Resources, Inc., a Colorado Corporation (“Aurelio”), and Bolsa Resources, Inc., an Arizona corporation (“Bolsa”).

RECITALS

     A. Hope and Aurelio entered into a Purchase Agreement and Escrow Instructions dated effective May 16, 2006, whereby Hope agreed to sell and Aurelio agreed to purchase certain patented mining claims, commonly known as the Courtland Mines, located in Cochise County, Arizona (“Agreement”), reference to said Agreement being hereby made for all purposes; and

     B. Through a series of transactions, Aurelio has assigned to Bolsa (a wholly owned subsidiary of Aurelio Resources Corporation, a Nevada corporation), and Bolsa has acceded to the rights in and interest of Aurelio in said Agreement; and

     C. Hope and Aurelio desire to amend said Agreement, and Bolsa has agreed to accept the assignment of rights and delegation of duties of Aurelio under said Agreement.

     NOW THEREFORE, in consideration of the covenants and conditions contained herein, Hope and Aurelio intend to amend said Agreement in the following respects, and the following respects only:

     1. Section 3.(B.), entitled “Balance of Purchase Price,” of the Agreement, shall be amended by adding the following to the final paragraph of said section:

“Notwithstanding anything above to the contrary, the parties acknowledge that pursuant to a report entitled “Phase I Environmental Site Assessment” , prepared for Aurelio by Beck Environmental and Remediation, Ltd. and dated June, 2006, which report presented a remediation plan for the patented Hope claims, located in Cochise County, Arizona under Mineral Survey Nos. 2458 and 2608 (reference to said report being hereby made for all purposes), the costs estimated to complete the remediation plan are approximately US$15,000. The parties agree that Bolsa will complete said remediation prior to the first anniversary of closing and shall deduct US $15,000 from the initial monthly interest payments due under Exhibit B to the Agreement. And again, notwithstanding anything above to the contrary, the parties further acknowledge that it is the obligation of Hope to ensure Source Management completes the remediation work described in a letter from Aurelio to Hope dated July 6, 2006 (reference to said letter being hereby made for all purposes) In the event Source Management does not complete said remediation by the end of 2006, Bolsa shall complete said remediation and shall be entitled to deduct its actual costs (not to exceed US$5000) following recovery of the above $15,000 from interest payments due prior to the first anniversary of closing.”

     2. Section 6. entitled “Closing” shall be amended to state that Closing shall occur by September 15, 2006, unless otherwise agreed by the parties.

     3. Bolsa Resources, Inc. shall be substituted for Aurelio throughout the Agreement, including, but not limited to, the Non-recourse Note Secured by Deed of Trusts appended as Exhibit B, The Deed of Trust and Fixture Filing appended as Exhibit C, the Deed of Trust and Assignment of Rents with Security Agreement and Financing Statement (Fixture Filing) appended as Exhibit D, the Warranty Deed with Reserved Royalty appended as Exhibit F, the Resolution of Disputes appended as Exhibit G, and the General Release (related to environmental matters) between the parties.

Except as herein amended, the Agreement dated effective May 16, 2006 is hereby ratified and confirmed as valid in all respects.

     IN WITNESS WHEREOF, the Hope, Aurelio and Bolsa have executed this First Amendment to Purchase Agreement and Escrow Instructions as of the Effective Date.

Hope Mining and Milling Company

By:
_____________________
Nancy Fournier, President

Aurelio Resources, Inc.

By:
______________________
Dr. Fred W. Warnaars, President

Acknowledged and Agreed

Bolsa Resources, Inc.

By:
______________________
Dr. Fred W. Warnaars, President